Exhibit 12.1

CERTIFICATION

I, Sachin Shah, certify that:

1.	I have reviewed this Annual Report on Form 20-F/A of Brookfield Renewable Partners L.P.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: September 28, 2018

/s/ Sachin Shah
Name:	Sachin Shah
Title:	Chief Executive Officer of the Service Provider, BRP Energy Group L.P.
(Principal Executive Officer)